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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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/X/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-12
AQUILA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 15, 2004

Dear Shareholder:

        We cordially invite you to attend the Annual Meeting of Shareholders of Aquila, Inc. The meeting will be held at 2:00 p.m. on Wednesday, May 5, 2004, in the Imperial Ballroom of the Marriott Muehlebach, 1213 Wyandotte Street, Kansas City, Missouri. We will serve light refreshments prior to the meeting, beginning at 1:30 p.m. Parking is available across the street in the Municipal Auditorium garage.

        The shares eligible to vote at this meeting were determined on the record date of March 8, 2004. The official notice of the meeting appears on page 1. In addition to conducting the formal, required business, we will discuss Aquila's 2003 and first quarter 2004 performance and answer your questions.

        Please take this opportunity to visit one-on-one with members of our management team. As you know, we have implemented many far-reaching changes in our businesses since we last met. While our progress on Aquila's restructuring plan is encouraging, we still have much more work to do. During the meeting I will provide an update on this progress and our plan for addressing the remaining, significant challenges. If you plan to attend, please check the appropriate box on your proxy card so we can plan appropriately.

        Enclosed with this proxy statement are Aquila's 2003 annual report and your proxy card. There are several ways to vote your shares. You may vote over the telephone using a toll-free number or, if you have Internet access, you may vote online. Please see the voting procedures on page 2 for details. If you prefer not to vote using the phone or Internet, you may return your proxy card using the enclosed, postage-paid envelope.

        I also want to take this opportunity to remind you again of the Aquila Shareholder Information Line. Through this interactive service, you may obtain our current stock price, hear about recent developments, and request other information. To access this toll-free service, dial 1-888-828-2000.

        Your vote is important. We encourage you to read this proxy statement and to vote your shares. As always, thank you for your involvement in this important process.

Sincerely,

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Aquila, Inc. will be held at 2:00 p.m. (Central Time) on Wednesday, May 5, 2004, at the Marriott Muehlebach, 1213 Wyandotte Street, Kansas City, Missouri, to consider and take action on the following:

          1.    To elect four directors: John R. Baker, Irvine O. Hockaday, Jr., Heidi E. Hutter, and Dr. Stanley O. Ikenberry; and

          2.    To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

        The record date for the Annual Meeting is March 8, 2004. Only shareholders of record at the close of business on that date may vote at the meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Leslie J. Parrette, Jr.

                      Senior Vice President, General Counsel
                      and Corporate Secretary

COMMON QUESTIONS REGARDING OUR ANNUAL MEETING AND PROXY STATEMENT

1.     WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

        At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, namely, the election of directors. In addition, management will discuss the events of 2003 and the first quarter of 2004 and respond to questions from shareholders.

2.     WHO IS ENTITLED TO VOTE AT THE MEETING?

        Only shareholders of record at the close of business on March 8, 2004, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. In connection with our solicitation of proxies for the annual meeting, we are mailing this proxy statement to shareholders on or about March 15, 2004.

3.     WHAT CONSTITUTES A QUORUM?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum needed to conduct business at the meeting. As of the record date, 195,445,632 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 97,722,817 votes will be required to establish a quorum.

        Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

4.     WHAT METHODS CAN I USE TO VOTE?

  (a)
  In Writing: All shareholders can vote by written proxy card.

  (b)
  By Telephone and Internet: All shareholders of record also can vote their proxies by touchtone telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street-name holders may vote by telephone or the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy statement. The telephone and Internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded.

  (c)
  In Person: All shareholders may vote in person at the meeting (unless they are street-name holders without a legal proxy).

5.     HOW CAN I REVOKE A PROXY?

        A shareholder may revoke a proxy by any one of the following three actions:

  (a)
  giving written notice to the Secretary of the Company,

  (b)
  delivering a later-dated proxy, or

  (c)
  voting in person at the meeting.

6.     WHAT ARE MY VOTING CHOICES WHEN VOTING FOR DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

        In voting on the election of the four director nominees, shareholders may vote in one of the following ways:

  (a)
  in favor of all nominees,

  (b)
  withhold votes from all nominees, or

  (c)
  withhold votes from specific nominees.

        Directors will be elected by a plurality. This means that the four nominees who receive more votes than any other nominee will be elected to office. Because there are four positions to be filled on our board, and if, as we expect, there are only four nominees presented at our annual meeting, a nominee that receives any votes will be elected to office.

        A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

        If you hold your shares in "street name" through a broker or other nominee and you have not provided specific voting instructions, your broker or nominee will be permitted to vote your shares on the election of directors. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

        The Board recommends a vote "FOR" each of the nominees.

7.     HOW DO I VOTE MY 401(k) PLAN SHARES?

        If you participate in the Retirement Investment Plan or 401(k), you may give voting instructions to the trustee for the number of shares of common stock equivalent to the Aquila common stock credited to your account as of the record date. These shares are represented on a separate voting instruction card. You may provide instructions by following the procedures outlined on the card. If you do not provide voting instructions, the trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions.

        You may revoke previously given voting instructions by following the instructions outlined in Question 5 above.

8.     WHAT ARE THE BOARD'S RECOMMENDATIONS?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth together with the description of each item in this proxy statement. The Board recommends a vote FOR each of the nominees designated by the Board.

        We do not know of any additional matters to be acted upon at the meeting. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

9.     WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE WHEN RETURNING A PROXY?

        Shareholders should specify their choice for each matter on the enclosed proxy. If no instructions are given, proxies that are signed and returned will be voted FOR each of the nominees designated by the Board.

        Unless otherwise indicated or unless the context requires otherwise, all references in this proxy statement to "Aquila," "Company," "we," "our," "us," or similar references mean Aquila, Inc. and its subsidiaries.

DIRECTOR INFORMATION

Current Directors

Name	Year Term Expires	Principal Occupation or Employment and Position with the Company	First Year Elected or Appointed	Age
John R. Baker	2004	Retired Vice Chairman of the Board of the Company	1971	77
Irvine O. Hockaday, Jr.	2004	Retired President and Chief Executive Officer of Hallmark Cards, Inc., Kansas City, Missouri	1995	67
Heidi E. Hutter	2004	Chief Executive Officer and Principal of The Black Diamond Group, LLC, New York, New York	2002	46
Dr. Stanley O. Ikenberry	2004	Former President of the American Council on Education, Washington, D.C.	1993	69
Herman Cain	2005	Chairman of the Board of Godfather's Pizza, Inc., Omaha, Nebraska; Chief Executive Officer, T.H.E., Inc.	1992	58
Dr. Michael M. Crow	2006	President, Arizona State University, Tempe, Arizona	2003	48
Richard C. Green	2006	Chairman, President and Chief Executive Officer of the Company	1982	49
Gerald L. Shaheen	2006	Group President of Caterpillar, Inc., Peoria, Illinois	2001	59

Director Nominees

John R. Baker
Irvine O. Hockaday, Jr.
Heidi E. Hutter
Dr. Stanley O. Ikenberry

Biographies

        John R. Baker retired as Vice Chairman of the Board of the Company in 1995, a position he held since 1991. He also served as Senior Vice President of Corporate Development of the Company from 1985 through 1992.

        Herman Cain has been the Chief Executive Officer of T.H.E., Inc., a leadership consulting company, since 1996. He has continued to serve for the past 16 years as Chairman of the Board of Godfather's Pizza, Inc. in Omaha, Nebraska, and serves as a director of Hallmark Cards, Inc., Retail DNA, Reader's Digest Association, Inc., and the Whirlpool Corporation.

        Dr. Michael M. Crow has served as President of Arizona State University since July 2002. Prior to joining ASU, Dr. Crow was Executive Vice Provost of Columbia University, where he was also Professor of Science and Technology Policy in the School of International and Public Affairs, positions he held since 1998. Prior to moving to Columbia, he was Institute Professor of Technology Management and Director of the Institute for Physical Research and Technology at Iowa State University.

        Richard C. Green has served as Chairman, Chief Executive Officer, and President of the Company since October 1, 2002. He has been the Chairman since February 1989 and was also Chief Executive Officer of the Company from May 1985 through December 2001. Mr. Green also served as President of the Company from May 1985 through February 1996.

        Irvine O. Hockaday, Jr. retired in December 2001 as President and Chief Executive Officer of Hallmark Cards, Inc., positions he held since 1986. Mr. Hockaday serves as Trustee of the Hall Foundation and is a director of Sprint Corporation, the Ford Motor Company, Crown Media, Inc., Dow Jones, Inc. and Estee Lauder.

        Heidi E. Hutter is Chief Executive Officer and a principal of The Black Diamond Group, LLC. She was previously Chairman, President, and Chief Executive Officer of Swiss Reinsurance America Corp. from 1996 to 1999, and managed the Equitas Project of Lloyd's of London from 1993 through 1995. Ms. Hutter is a Fellow of the Casualty Actuarial Society, a member of the Board of Overseers of the School of Risk Management at St. John's University and a director of Aspen Insurance Holdings Limited.

        Stanley O. Ikenberry, Ph.D., served as President of the American Council on Education from 1996 through 2001. Dr. Ikenberry is a Regent Professor and President Emeritus of the University of Illinois. He previously served as President of the university from 1979 to 1995. Dr. Ikenberry serves as a director of Pfizer, Inc., as a member of the board of the Smithsonian's Museum of Natural History and as President of the Board of Overseers of the Teachers Insurance and Annuity Association—College Retirement Equities Fund.

        Gerald L. Shaheen has been Group President of Caterpillar, Inc. since 1998. Prior to that, he was managing director of Caterpillar Overseas S.A. and then vice president of the company's Engine Products Division. He joined Caterpillar in 1967. Mr. Shaheen also serves on the Board of Directors of National City Corporation and is a member of the boards of Bradley University, the Mineral Information Institute, Inc., the National Chamber Foundation and the U. S. Chamber of Commerce.

Independence

        The Board of Directors has made a determination that, with the exception of Mr. Green, each of the members of the Board of Directors is independent from Aquila. The Board uses the New York Stock Exchange rules relating to independence as a guide to assessing the independence of its membership. The Board has determined that, with the exception of Mr. Green, none of its members has any relationship that, under New York Stock Exchange rules, would preclude their service on any of the standing committees of the Board. In addition, the Board requires each of its members to disclose in an annual questionnaire any relationship he or she or his or her family members have had with Aquila, its subsidiaries, its independent accountants, directors and officers within the past five years. The Board considers any such relationship in making its determination. To the extent there is any such relationship, the Board considers the persons involved and the significance of the relationship relative to Aquila and the persons involved.

Meetings and Attendance of the Board and Committees of the Board

        In 2003, our Board met 13 times. Our Board has five standing committees. The duties of each committee are described below. It is Aquila's policy that all persons nominated for election to the Board at an annual meeting be present at the annual meeting. Five of our directors attended the 2003 annual meeting. During 2003, all directors attended at least 75% of the meetings of the Board and the committees on which they served and for the period in which they held office.

Committees of the Board	Summary of Responsibilities of the Committees*	Current Committee Members	Number of meetings held in 2003
Audit	Retains independent accountants and pre-approves their services. Reviews and approves audit plans, accounting policies, financial statements and financial reporting, internal audit reports and internal controls.	Shaheen** Baker Hutter	32
Business Process Improvement	Oversees, monitors, evaluates, and makes recommendations regarding the formation, development, and operation of the Company's business process improvement program.	Crow** Hockaday Shaheen	0
Compensation and Benefits	Evaluates the performance of the Chief Executive Officer and establishes the compensation of the Chief Executive Officer and other senior officers. Establishes and monitors management's administration of our retirement plans and employee benefit plans.	Hockaday** Crow Ikenberry	3
Executive	Exercises the authority of the Board on matters of an urgent nature that arise when the Board is not in session.	Green** Cain Hockaday	3
Nominating and Corporate Governance	Identifies, considers and recommends to the Board nominees for directors. Develops and recommends to the Board corporate governance principles applicable to Aquila. Oversees the annual evaluation of the Board and its committees.	Ikenberry** Baker Hockaday	4

*
The responsibilities of each of the Audit Committee, Compensation and Benefits Committee, Nominating and Corporate Governance Committee, and Business Process Improvement Committee are described in their respective charters, which were adopted by the Board. These committee charters are available on our website at www.aquila.com/corpgov. A copy may also be obtained by writing to Investor Relations, Aquila, Inc., 20 West Ninth Street, Kansas City, MO 64105.

**
Indicates committee chair.

Communications with the Board

        You may contact our Board, a committee of our Board, or an individual director by writing to them at Aquila, Inc., 20 West Ninth Street, Kansas City, MO 64105, Attention: Corporate Secretary. All communications will be compiled by the Secretary and submitted to the presiding member of the Board, a committee chair, or an individual director, as applicable, on a periodic basis. The Secretary will respond to letters or take other actions in accordance with instructions from the applicable Board contact.

Director Compensation

        Directors who are employees do not receive fees or any other compensation for their services as directors. Directors who are not employees receive an annual retainer of $45,000, plus $1,250 for each Board and committee meeting they attend. Non-employee directors receive an annual fee of $3,500 if they chair a Board committee. In addition, non-employee directors are reimbursed for expenses, including travel, they incur in connection with attending meetings. In 2003, non-employee directors received 3,125 shares of common stock per quarter, which may have been deferred upon individual election.

STOCK OWNERSHIP INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        The rules of the Securities and Exchange Commission require our directors and executive officers to file reports of their holdings and transactions in our common stock. Based upon our records and other information, we believe that all required filings were made in a timely manner.

Stock Ownership of Directors and Executive Officers

        In general, "beneficial ownership" includes those shares a director or officer has sole or shared power to vote or transfer, and stock options that are currently exercisable or that are exercisable within 60 days. On December 31, 2003, the directors and executive officers of Aquila beneficially owned a total of 2,398,351 shares of our common stock.

Name of Beneficial Owner	Issued Shares Beneficially Owned		Exercisable Stock Options		Total Beneficial Ownership		Percent of Class(1)
John R. Baker	45,609	(2)	—		45,609	(2)	—
Herman Cain	36,069		—		36,069		—
Michael M. Crow	6,250		—		6,250		—
Rick J. Dobson	19,622		26,348	(5)	45,970		—
Richard C. Green	772,407	(3)	674,198	(5)	1,446,605	(3)	—
Irvine O. Hockaday, Jr.	34,419		—		34,419		—
Heidi E. Hutter	25,022		—		25,022		—
Stanley O. Ikenberry	28,022		—		28,022		—
Leo E. Morton	60,126		79,750	(5)	139,876		—
Leslie J. Parrette, Jr.	22,645		6,250	(5)	28,895		—
Gerald L. Shaheen	25,315		—		25,315		—
Keith G. Stamm	114,837	(4)	165,500	(5)	280,337	(4)	—
Directors and Executive Officers as a group (16 persons)	1,273,115		1,125,236		2,398,351		1.23%

(1)
Percentages are omitted for individual directors and executive officers because each owns less than 1% of our common stock.

(2)
Includes 8,870 shares held by a family member, for which John R. Baker is attorney-in-fact.

(3)
Includes 13,556 shares held in trusts of which Mr. Green. has voting and investment control. This number reflects a reduction of 499,441 shares from previously reported totals that are held in trusts where Richard C. Green no longer has voting or investment control.

(4)
Includes 29,324 shares held by Stamm Family L.P., of which Keith G. Stamm is a general partner.

(5)
No exercisable options are "in-the-money." Exercise prices of these options range from $18.17 to $34.80.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Set forth below are the only persons or groups known to us as of December 31, 2003, to own 5% or more of our common stock.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
OZ Management, LLC 9 West 57th Street New York, NY 10019	10,983,611	5.63%

REPORT ON EXECUTIVE COMPENSATION

        Our Compensation and Benefits Committee submits the following report on executive compensation:

        As members of the Compensation and Benefits Committee (the "Committee"), we consider providing direction and oversight for the administration of executive compensation our most important role. While performing this role, we want to make sure that the compensation policies and practices support the achievement of the Company's short-term and long-term goals along with maintaining the Company's organizational values. As three independent, non-employee directors, we maintain an impartial view as we oversee the Company's executive compensation activities. Impartiality is important as we approve the design of the compensation programs, assess their effectiveness, and oversee the administration of the programs. We also review and approve all salaries and other forms of compensation for the Company's senior executives, and evaluate the executives' performance along with other related matters.

Compensation Philosophy

        The Committee believes management must be invested in the future success of the Company, just as shareholders are. This linkage to shareholders not only affects future awards but also significantly impacts the value of past awards made in Company stock.

        Our overall philosophy is to ensure the Company's executive pay is competitive with similar companies, while rewarding or withholding rewards to executives based on how successful they are at achieving specific performance goals. As a matter of common practice, we seek advice from an independent compensation consultant to ensure we are accurately comparing the Company's executive compensation levels to those of similar companies. Our compensation philosophy is built on the following principles:

  •
  Total compensation should be comparable with companies in our industry similar in size and operation.

  •
  Heavy emphasis is put on variable incentive pay that matches total rewards with the achievement of established performance goals.

  •
  Compensation programs are designed to support the achievement of the Company's business strategy.

  •
  Executives' long-term compensation is closely tied to the total return on the Company's common stock.

        According to the principles outlined above, Aquila's executive officers elected to forgo certain compensation opportunities in light of the current financial condition of the Company. Given the dramatic change of Aquila's circumstances and direction during the past two years, we adjusted our focus and compensation strategy for 2003. For 2003, our target total compensation for the entire company reflected domestic utilities with approximately $3 billion in revenue, which significantly reduced the total compensation targets for executives. In addition, there were no increases to base pay and no variable compensation of any type awarded in 2003 for the CEO and senior executives.

Elements That Make Up Total Compensation For Executives

        The Company's total compensation consists of the following components: base salary, annual incentives, long-term incentives and benefits. We consider these components as integral parts of an executive's compensation package. Other pieces we look at are severance plans and retirement benefits. We want to make sure the total compensation opportunity is competitive, but also appropriately reflects the performance of the Company. The payments for 2003 under each of these components of total compensation are described below.

  Base Salary (Frozen)

    Base salaries represent the amount executives are paid on a regular basis (as opposed to an incentive, which is only paid if certain goals are achieved). Therefore, this part of an executive's pay is a very important tool in attracting and retaining talented people. We review each executive officer's base salary annually. For each position, base salaries are targeted to approximate the average base salaries paid to executives of similar companies. To make sure each executive is paid appropriately, we consider the executive's level of responsibility, prior experience, overall knowledge, executive pay for similar positions in other companies, and executive pay within the Company. When considering annual increases to base pay we also consider company performance and its ability to sustain the increased pay. In this transition year, we have been advised that current base salaries are competitive and will be sufficient to retain key talent.

    In light of the Company's current financial situation, there were NO base pay increases for executive officers in 2003.

  Annual Incentives (Suspended)

    There were NO annual incentive awards paid to senior executive officers for 2003.

    These awards, generally granted under the terms of the Aquila 2002 Omnibus Incentive Plan, are a major component of each executive's total compensation. This component of the compensation package has been suspended for our top executive officers until the Company's financial condition is improved.

  Long-Term Incentives (Suspended)

    NO long-term incentives will be paid for 2003, and no new options or performance units were granted to senior executive officers in 2003.

    Generally, long-term incentives are provided according to our Omnibus Incentive Plan. We determine if an executive is eligible for participation in this plan based on prior experience, performance measures, and compensation practices of the Company's competitors. Only executives who have an ongoing, company-wide impact are eligible to participate in this plan. Historically, our long-term incentives were made up of performance units and stock options.

  Benefits

    The benefits we offer key executives serve a different purpose than the compensation programs described above. In general, they provide some level of protection against the chance of personal financial difficulties as a result of illness, disability or death. The benefits offered are usually comparable to those offered to all other employees, with some differences based on tax and employee benefit laws.

Chief Executive Officer (CEO) Compensation

        We review the Chief Executive Officer's base salary every year. In doing so, we compare his pay to the pay of other CEOs in comparable companies. In 2002, Mr. Green's salary was set at the average level of pay for CEOs of companies we considered peers at the beginning of 2002, which were much larger companies than those with which we now compare ourselves. Aquila's peer group now reflects domestic utility companies similar to Aquila in size and operations. We will continue our practice of annually comparing the CEO's base pay to our peers. Mr. Green received no salary increase in 2003.

        Mr. Green was not eligible to receive annual incentive pay for 2003. Mr. Green also received NO long-term incentive payments for the three-year performance unit cycle ending in 2003. He was also not awarded any new performance units for the cycle beginning in 2003, nor was he granted any stock options during 2003.

Internal Revenue Code 162(m) Considerations

        In designing the compensation programs, the Committee's primary consideration is the Company's achievement of strategic business goals that serve to enhance shareholder value. Section 162(m) of the Internal Revenue Code, as amended, limits a company's ability to deduct compensation paid in excess of $1 million to the Chief Executive Officer and the next four highest paid officers in any year, unless the compensation meets certain performance requirements. Both the Annual Incentive Plan and Long-Term Incentive Plan ("LTIP") currently meet the performance requirements under Section 162(m). The Committee continues to be committed to making awards that qualify as deductible compensation under section 162(m) of the Code whenever possible.

Conclusion

        We believe it is critical that the executive compensation programs align executive awards with the performance of the Company and reflect the Company's strategy and scale. Our industry and Aquila have experienced extreme volatility over the past two years. It is imperative that our executives' compensation reflects the Company's performance over that time. To that end, no executive incentives were awarded for 2003 performance, nor were there any new awards of performance units or stock options. From 1999 through 2001, our company experienced dramatic growth and exceptional financial performance. The awards earned by our executives for that period reflected that superior performance, just as the lack of awards for 2002 and 2003 reflect those years' disastrous financial results.

        Our philosophy has always been to target our total compensation for executives relative to our peers against which we compete for executive talent. We will continue that philosophy. While the Company has significantly reduced its executive and non-executive workforce, it must continue to motivate and compete with many companies for the services of the talented group of employees it has selected to retain. We will continue to monitor the effectiveness of our total compensation programs to ensure they reflect the strategy and performance of the business and promote the needs and goals of the Company and its shareholders.

Herman Cain
Irvine O. Hockaday, Jr.
Michael M. Crow

SUMMARY COMPENSATION TABLE

								STOCK OPTIONS #
NAME	YEAR	SALARY $		BONUS $		OTHER ANNUAL COMP $	RESTRICTED STOCK AWARDS (1) $	AQUILA, INC	AQUILA MERCHANT SERVICES (2)	LTIP $	ALL OTHER COMP $
Richard C. Green Chairman, President and Chief Executive Officer	2003 2002 2001	989,300 989,365 972,116		0 0 3,000,000		21,572 21,642 22,050	0 0 3,691,508	0 0 65,000	0 0 105,962	0 0 3,033,954	50,111 65,801 92,801	(6)
Keith G. Stamm Senior Vice President and Chief Operating Officer	2003 2002 2001	450,000 413,924 323,077	(3)	0 0 4,310,000		13,329 4,443 8,024	0 0 0	0 0 26,178	0 0 127,154	0 0 482,675	30,815 31,968 37,828	(7)
Rick J. Dobson Senior Vice President and Chief Financial Officer	2003 2002 2001	262,538 170,333 150,767	(4)	0 175,000 367,063	(5)	4,337 2,602 4,176	0 0 0	0 0 0	0 0 18,196	0 0 310,000	24,900 16,042 18,822	(8)
Leslie J. Parrette, Jr. Senior Vice President, General Counsel and Corporate Secretary	2003 2002 2001	345,000 337,260 305,144	(3)	0 300,000 816,250	(5)	4,709 4,443 4,891	0 0 0	0 0 12,500	0 0 0	0 0 441,302	22,426 23,068 30,892	(9)
Leo E. Morton Senior Vice President and Chief Administrative Officer	2003 2002 2001	332,001 324,664 294,048	(3)	0 0 804,750		8,859 9,147 10,286	0 0 0	0 0 12,500	0 0 0	0 0 482,675	30,652 29,690 35,544	(10)

1)
Restrictions lapse at various times following the first or third anniversary of the grant. Dividends are paid on restricted stock awards at the same rate as paid to all shareholders. As of December 31, 2003, the total shares and value of restricted stock held by the above officers are: Mr. Green (413,143 shares; $1,400,555); Mr. Stamm (8,639 shares; $29,286); Mr. Dobson (14,028 shares; $47,555); Mr. Parrette (522 shares; $1,770); and Mr. Morton (0 shares; $0). All market values are determined as of December 31, 2003.

2)
Aquila Merchant Services, Inc. is a wholly owned subsidiary of ours. From April 24, 2001 until January 7, 2002, shares of Aquila Merchant Services were publicly traded on the New York Stock Exchange. On January 8, 2002, each share of Aquila Merchant Services, Inc. was converted to .6896 of our shares. These amounts are post-conversion shares.

3)
Officers did not receive an increase in salary during 2003. However, total base compensation was higher in 2003 than in 2002 because 2002 raises became effective in March 2002. The 2002 totals reflected only a partial year at the new salary level.

4)
Mr. Dobson's base salary was increased in May 2003 when he was appointed Chief Financial Officer. He was not an executive officer prior to becoming Chief Financial Officer.

5)
Payment made to Mr. Parrette and Mr. Dobson to retain their services through a critical period for the Company.

6)
Consists of employer contributions to the Retirement Investment Plan of $18,000, a lump-sum payment of perquisite allowance for 2003 of $20,000, premium of $3,584 paid for term life insurance and accidental death and dismemberment ("AD&D") insurance equivalent to three times salary, and an allowance of $8,527 representing the company contribution to the flexible benefits program on behalf of Mr. Green.

7)
Consists of employer contributions to the Retirement Investment Plan of $11,192, a lump-sum payment of perquisite allowance for 2003 of $10,000, premium of $810 paid for term life insurance and AD&D insurance equivalent to three times salary, and an allowance of $8,813 representing the company contribution to the flexible benefits program on behalf of Mr. Stamm.

8)
Consists of employer contributions to the Retirement Investment Plan of $11,788, a lump-sum payment of perquisite allowance for 2003 of $5,000, premium of $396 paid for term life insurance and AD&D insurance equivalent to three times salary, and an allowance of $7,716 representing the company contribution to the flexible benefits program on behalf of Mr. Dobson.

9)
Consists of employer contributions to the Retirement Investment Plan of $13,223, a lump-sum payment of perquisite allowance for 2003 of $5,000, premium of $621 paid for term life insurance and AD&D insurance equivalent to three times salary, and an allowance of $3,582 representing the company contribution to the flexible benefits program on behalf of Mr. Parrette.

10)
Consists of employer contributions to the Retirement Investment Plan of $16,680, a lump-sum payment of perquisite allowance for 2003 of $5,000, premium of $2,191 paid for term life insurance equivalent to four times salary and AD&D insurance equivalent to five times salary, and an allowance of $6,781 representing the company contribution to the flexible benefits program on behalf of Mr. Morton.

EXECUTIVE AGREEMENTS

        Several of our executives listed in the Summary Compensation Table have entered into agreements with us that provide severance benefits following a change in control of Aquila and are designed to avoid an interruption of management following a change in control. If, within 12 months of a change of control, the executive is terminated without good cause or quits for good reason, Aquila will pay Mr. Stamm, Mr. Parrette and Mr. Morton a lump sum equal to 2.99 times base salary and average incentive bonus. Each will also receive certain other insurance benefits for three years after the date of termination, the vesting of any outstanding equity compensation awards, and payment of any compensation that had previously been deferred.

        Mr. Green's employment agreement was re-negotiated in 2002 in connection with his appointment as Chief Executive Officer. Mr. Green's employment agreement permits adjustments to his salary annually. Material reductions are permitted in connection with an arrangement applicable to other senior executives. Under the terms of his agreement, if he is terminated without good cause or if he quits for good reason (specifically defined within the agreement), Aquila will pay an amount equal to three times his base pay plus three times his target bonus for the year he is terminated. He will also receive three years additional credit toward his pension, the continued right to the benefit of unvested restricted stock and stock option awards, outplacement service and certain other benefits consistent with what he would have received as an employee. These benefits would not be provided should he be terminated for good cause.

OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)(1)	Value Realized ($)(2)	Number of Shares Underlying Unexercised Options at FY-End(#) Exercisable/Unexercisable	Value of Unexercised In-The-Money Options at FY-End($)(2) Exercisable/Unexercisable
Richard C. Green Chairman, President and Chief Executive Officer	0	0	625,448/187,212	$0/0
Keith G. Stamm Senior Vice President and Chief Operating Officer	0	0	155,000/100,254	0/0
Rick J. Dobson Senior Vice President and Chief Financial Officer	0	0	24,848/10,598	0/0
Leo E. Morton Senior Vice President and Chief Administrative Officer	0	0	66,125/19,875	0/0
Leslie J. Parrette, Jr. Senior Vice President, General Counsel and Corporate Secretary	0	0	3,125/9,375	0/0

(1)
Option holders may surrender shares to pay the option exercise price and tax withholding requirements.

(2)
No options were exercised in 2003 and no unexercised options are "in-the-money." Exercise prices of these options range from $18.17 to $34.80.

RETIREMENT PLAN

        We maintain the Aquila, Inc. Restated Retirement Income Plan (the "Retirement Plan"). Provisions of the Internal Revenue Code limit benefits payable from the Retirement Plan. We therefore maintain an unfunded supplemental retirement plan to provide for the payment of retirement benefits calculated in accordance with the Retirement Plan, which would otherwise be limited by the provisions of the Code.

        The following table sets forth the estimated annual benefits payable to people in specified remuneration and service classifications assuming retirement in 2004 at age 62.

	Years of Service
Final Average Compensation
	15	20	25	30	35	40
$200,000	$34,332	$49,376	$65,320	$81,264	$85,764	$90,264
$300,000	$58,070	$82,351	$107,270	$132,189	$138,939	$145,689
$400,000	$82,070	$115,651	$149,570	$183,489	$192,489	$201,489
$500,000	$106,070	$148,951	$191,870	$234,789	$246,039	$257,289
$600,000	$130,070	$182,251	$234,170	$286,089	$299,589	$313,089
$700,000	$154,070	$215,551	$276,470	$337,389	$353,139	$368,889
$800,000	$178,070	$248,851	$318,770	$388,689	$406,689	$424,689
$900,000	$202,070	$282,151	$361,070	$439,989	$460,239	$480,489
$1,000,000	$226,070	$315,451	$403,370	$491,289	$513,789	$536,289
$1,100,000	$250,070	$348,751	$445,670	$542,589	$567,339	$592,089
$1,200,000	$274,070	$382,051	$487,970	$593,889	$620,889	$647,889

        Benefits are paid based on an executive's years of service and final average compensation. Final average compensation is defined as total base salary excluding overtime payments, bonuses, and any other extraordinary compensation. Final average compensation is computed using an individual's four highest consecutive years' salaries.

        The years of credited service for the following officers named in the Summary Compensation Table are as follows: Richard C. Green, 26 years; Keith G. Stamm, 22 years; Leslie J. Parrette, Jr., 4 years; Leo E. Morton, 10 years; and Rick J. Dobson, 13 years. Benefits have been computed on the basis of a straight-life annuity and there is no reduction for Social Security or other offsets.

PERFORMANCE GRAPH

        The graph compares the cumulative total shareholder return on our common stock for the last five fiscal years with the cumulative total return of the S&P 500 Index, the S&P Multi-Utility Index, and the Edison Electric Institute Combination Gas and Electric Utility Index.

        The graph assumes that the value of the investment in our stock and each index was $100 on December 31, 1998, and that all dividends were reinvested.

(1)
The S&P Multi-Utility Index consists of the following companies: AES, Calpine, Duke Energy, Dynegy, El Paso, Mirant, Reliant Resources, and Williams. Data provided by Media General Financial Services.

(2)
The EEI Index consists of 103 domestic electric and gas utility companies.

CORPORATE GOVERNANCE

        Aquila's independent directors meet in separate sessions led by the chief independent director, Herman Cain. The Board has formed a Nominating and Corporate Governance Committee, chaired by independent director Stanley O. Ikenberry.

Report of the Nominating and Corporate Governance Committee of the Board

        The Nominating and Corporate Governance Committee comprises three directors, each of whom is independent as defined under New York Stock Exchange listing standards. The full text of the charter of the Nominating and Corporate Governance Committee can be found in the Investors section of our website at www.aquila.com.

        The Nominating and Corporate Governance Committee identifies and recommends to the Board nominees for directors to be considered at the annual meeting of shareholders. The Committee also considers nominees submitted by shareholders to the Secretary of Aquila in accordance with the procedures set forth in Aquila's Bylaws. You may obtain a copy of the Bylaws by writing to Aquila, Inc., 20 West Ninth Street, Kansas City, MO 64105, Attention: Corporate Secretary. Aquila's Bylaws can also be found in the Investors section of the Company's website at www.aquila.com.

        In identifying and evaluating candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers several factors, including education, experience, knowledge, expertise, independence and availability to effectively carry out the duties of a Board member. The qualifications and backgrounds of prospective candidates are reviewed in the context of the current composition of the Board to ensure the Board maintains the proper balance of knowledge, experience and diversity to effectively manage the business of Aquila for the long-term interests of the shareholders.

        The foregoing report is furnished by the Nominating and Corporate Governance Committee of the Board.

  Stanley O. Ikenberry
  John R. Baker
  Irvine O. Hockaday, Jr.

AUDIT COMMITTEE AND INDEPENDENT PUBLIC ACCOUNTANTS

Change of Independent Public Accountants

        On May 21, 2002, our Board of Directors, upon the recommendation of its Audit Committee, approved the dismissal of Arthur Andersen LLP ("Arthur Andersen") as the Company's independent auditors and the appointment of KPMG LLP to serve as the Company's independent auditors for the year ending December 31, 2002. The change was effective May 21, 2002.

        Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2001 and 2000 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Company's consolidated financial statements for such years. Moreover, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        We provided Arthur Andersen with a copy of the foregoing disclosures. A copy of Arthur Andersen's letter dated May 21, 2002, stating its agreement with such statements is filed as Exhibit 16 to our Current Report on Form 8-K dated May 21, 2002.

        During the years ended December 31, 2001 and 2000 and through May 21, 2002, we did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Qualification of Audit Committee Members

        Aquila's Audit Committee consists of three independent directors, each of whom has been selected for membership on the Audit Committee by the Board of Directors based on the Board's determination that he or she is fully qualified to oversee Aquila's internal audit function, assess and select independent auditors, and oversee Aquila's financial reporting processes and overall risk management. The Audit Committee has the authority to seek advice and assistance from outside legal, accounting or other advisors and exercises such authority as it deems necessary.

        Through a range of experiences in business and executive leadership and service on the boards of directors of other companies, and through experience on Aquila's Board of Directors and Audit Committee, each member of the Committee has an understanding of generally accepted accounting principles and has significant experience in evaluating the financial performance of public companies. Moreover, the Audit Committee members have gained valuable special knowledge of the financial condition and performance of Aquila.

        Still, the Aquila Board believes that no member of the Audit Committee has, at the present time, acquired the attributes of a "financial expert" through the specific means permitted under rules of the Securities and Exchange Commission adopted pursuant to the Sarbanes-Oxley Act. Nevertheless, the Board believes the Audit Committee competently and fully performs its assigned responsibilities and duties. While Aquila may recruit an individual who fully qualifies as an audit committee "financial expert" (or determine that an existing Audit Committee member so qualifies) at some point in the future, the Board has determined that for the present time the current members of the Audit Committee serve Aquila and its shareholders in an exemplary manner.

Report of the Audit Committee of the Board

        Our Audit Committee submits the following report:

        The Audit Committee retains and oversees Aquila's independent accountants, discusses and reviews with management accounting policies and financial statements, evaluates external and internal audit performance, investigates complaints and other allegations of fraud or misconduct by the Company's management and employees and evaluates policies and procedures. The Audit Committee met 32 times during 2003 to carry out these activities. The remainder of this report relates to certain actions taken by the Audit Committee in fulfilling its roles as they relate to ascertaining the independence of our public accountants and recommending the inclusion of Aquila's financial statements in its annual report.

        During 2003, the Audit Committee discussed with Aquila's independent accountants and internal auditors the overall scope and plans for their respective audits. The Audit Committee also met periodically with the internal auditors and independent accountants to discuss the results of their examinations, the overall quality of Aquila's financial reporting and their evaluations of its internal controls.

        The Audit Committee of the Board has received from KPMG LLP, our independent public accountants, written disclosures and the letter required by the Independence Standards Board's Standard No. 1, "Independence Discussions with Audit Committees," that discloses all relationships between Aquila and KPMG LLP that may be thought to bear on the independence of KPMG LLP from the Company. The Audit Committee has discussed with KPMG LLP the contents of the written disclosure and letter as well as the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2003, with our management, which has primary responsibility for the financial statements.

        The foregoing report is furnished by the Audit Committee of the Board.

  Gerald L. Shaheen
  John R. Baker
  Heidi E. Hutter

Fees Paid to KPMG LLP

        Below is a summary of the amounts for which Aquila was billed by KPMG for services provided by KPMG LLP, as well as the percentage of these services that were approved in advance by our Audit Committee. The Audit Committee initiated its pre-approval process in July 2002.

	2003		2002
	Fees (millions)	% Pre-approved	Fees (millions)	% Pre-approved
Audit Fees	$4.26	100%	$3.79	100%
Audit-Related Fees	1.81	100	1.95	91
Tax Fees	5.87	100	3.18	97

        The Audit Committee approves in advance all services provided by KPMG LLP to the Company. This process involves obtaining (i) a written description of the proposed services; (ii) the confirmation of the Chief Financial Officer that the services are compatible with maintaining specific principles relating to independence, and (iii) confirmation from the General Counsel that the services are not among those that our independent auditors have been prohibited from performing as outlined in the charter of the Audit Committee under the rules of the Securities and Exchange Commission. The members of the Audit Committee then make a determination to approve or disapprove the engagement of KPMG LLP for the proposed services.

        Based upon the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board that the financial statements of Aquila audited by KPMG LLP be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

Relationship With Independent Public Accountants

        Representatives of KPMG LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

        The Audit Committee of the Board of Directors has retained KPMG LLP as our independent public accounting firm for the year 2004.

OTHER INFORMATION

Proposals of Security Holders

        If you wish to submit proposals for possible inclusion in our 2005 proxy statement, you must do so on or before November 18, 2004. It is anticipated that the proxy statement and form of proxy relating to that meeting will be mailed to you on or about March 15, 2005.

        Also, if you want to bring a matter before the 2005 annual shareholder meeting or nominate a person for election to the Board at the meeting, our Bylaws require you to notify us in writing at least 60 days prior to the meeting. Our 2005 annual shareholder meeting is currently scheduled for May 4, 2005. Accordingly, we must receive all notices by March 4, 2005.

        Notices and proposals should be sent to our principal executive offices located at 20 West Ninth Street, Kansas City, Missouri 64105, Attention: Corporate Secretary.

Solicitation of Proxies

        We are making this solicitation by mail, but our officers or employees may also solicit proxies by telephone or in person. We may reimburse brokerage firms and others for their expenses in forwarding soliciting material to the beneficial owners. We have hired Morrow & Co. to assist in the solicitation. Their fees will be $7,500 plus reimbursement of out-of-pocket expenses.

ITEMS FOR VOTE

PROPOSAL 1

ELECTION OF DIRECTORS

        Four directors of the Company are to be elected to hold office for the term indicated below. The following persons have been designated by the Board as nominees for the office:

John R. Baker	2005 Class	1 year
Irvine O. Hockaday, Jr.	2007 Class	3 years
Heidi E. Hutter	2007 Class	3 years
Dr. Stanley O. Ikenberry	2007 Class	3 years

        We expect that each of the nominees will be available for election, but if any of them is unable to serve at the time of the meeting, the proxy will be voted for the election of another nominee to be designated by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH NOMINEE FOR DIRECTOR.

Appendix A

AQUILA, INC.
AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
CHARTER

I.    ORGANIZATION

        1.    Formation.    There will be a committee of the Board of Directors (the "Board") known as the Audit Committee (the "Committee").

        2.    Number.    The Committee will be composed of three or more directors as determined by the Board.

        3.    Independence.    Each director must be independent of management, and free from any other relationship that, in the determination of the Board (a) might interfere with the exercise of such director's independent judgment or (b) result in a lack of compliance with (i) the rules of the New York Stock Exchange(1) , (ii) the provisions of the Sarbanes-Oxley Act or (iii) the rules of the United States Securities and Exchange Commission. Each proxy statement for Aquila's annual shareholder meetings must disclose the basis for this determination by the Board.

(1)
Under current NYSE rules, a person will not be considered to be independent if such person or any of their immediate family members:

•
has been an employee or executive officer (in the case of the director's immediate family members) of Aquila within the past three years;

•
received more than $100,000 in any year within the last three years in direct compensation from Aquila (other than director or committee fees and pension or other forms of deferred compensation for prior service);

•
has been affiliated with or employed by a present or former auditor of Aquila within 3 years after the end of either (a) the employment or affiliation or (b) the audit relationship;

•
has been employed as an executive officer by a company within the past 3 years at a time in which a current executive officer of Aquila served on the compensation committee of such company;

•
has served as an executive officer or employee (in the case of the director only) within the past 3 years of a company that makes payments to, or receives payments from Aquila for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of the other company's consolidated gross revenues; or

•
has a direct or indirect (e.g., as a partner, shareholder or executive officer of another company) business relationship with Aquila, except those relationships the Board determines do not interfere with the exercise of independent judgment because, among other things, they are immaterial to Aquila, the director or, if applicable, the organization with whom the director or family member is affiliated.

        4.    Financial Capabilities.    Each member of the Committee must be financially literate, or must become financially literate within a reasonable period of time after the member's appointment to the Committee.

        5.    Financial Expert.    At least one member of the Committee must have accounting or related financial expertise. At least one member of the Committee must qualify as a "financial expert" under any applicable rules of the United States Securities and Exchange Commission. By resolution of the

Board, the requirement that there be a financial expert may be waived if such resolution articulates the reasons why, in the business judgment of the Board, the requirement would not materially advance the full, complete and accurate collection and reporting of financial information.

        6.    Term.    The members of the Committee will be elected by the Board at the annual meeting of the Board and shall serve until their successors are duly elected. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee.

II.    PURPOSE

        The Committee's purpose is to:

    •
    assist in the Board's oversight of (i) the integrity of Aquila's financial statements, (ii) Aquila's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of Aquila's internal audit function and independent auditors; and

    •
    prepare the audit committee report that the United States Securities and Exchange Commission requires to be included in Aquila's annual proxy statement.

III.    MEETINGS

        The Committee will meet at least four times annually, or more frequently as circumstances dictate.

IV.    RESPONSIBILITIES

        1.    Supervision of Independent Accountants

          (a)    Retention.    The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors for the Company (including resolution of disagreements between management and the auditor regarding financial reporting), and the independent auditor must report directly to the Committee. Under no circumstance may the Committee retain an independent auditor if Aquila's Chief Executive Officer, Chief Financial Officer, Controller, or any person with a financial reporting oversight role was employed by the independent auditor and participated in any capacity in the Aquila audit during the one-year period preceding the initiation of the audit.

          (b)    Pre-Approval of Services.    The Committee must approve any services provided by the independent auditors. The Committee may delegate this authority to one or more members of the Committee.

          (c)    Prohibited Services.(2)     Under no circumstances may Aquila's independent auditor provide any of the following services to Aquila:

(2)
The scope of the prohibited services will be interpreted in accordance with the rules of the Securities and Exchange Commission.

  •
  bookkeeping or other services related to the accounting records or financial statements of Aquila;
  •
  financial information systems design and implementation;
  •
  appraisal or valuation services, fairness opinions, or contribution-in-kind reports;
  •
  actuarial services;
  •
  internal audit outsourcing services;
  •
  management functions;
  •
  human resources services;
  •
  broker or dealer, investment advisor, or investment banking services;

    •
    legal services; and
    •
    expert services unrelated to the audit.

          (d)    Quality Control.    At least annually, the Committee must obtain and review a report by the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor's independence) all relationships between the independent auditor and Aquila.

          (e)    Rotation.    The Committee should ensure the regular rotation of the lead audit partner as required by law, and consider whether there should be a regular rotation of the independent auditor.

          (f)    Evaluation.    On a annual basis, the Committee will evaluate the independent auditor's qualifications, performance and independence and present its conclusions to the Board.

        2.    Monitoring of Financial Reporting

        The Committee shall also:

          (a)    Management Discussions.    Discuss Aquila's annual audited financial statements and quarterly financial statements with management and the independent auditor, including Aquila's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations".

          (b)    Earnings Releases.    Discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

        3.    General

    The Committee shall also:

          (a)    Advisors.    Obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary.

          (b)    Risk Management.    Discuss policies with respect to risk assessment and risk management.

          (c)    Meetings.    Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

          (d)    Assessment.    Review with the independent auditor any audit problems or difficulties and management's response.

          (e)    Hiring Policy.    Set clear hiring policies for employees or former employees of the independent auditors.

          (f)    Communication.    Report regularly to the Board regarding any issues that arise with respect to the quality or integrity of Aquila's (i) financial statements, (ii) compliance with legal or regulatory requirements, (iii) independent auditors' performance and (iv) internal audit function.

          (g)    Complaint Procedures.    Establish procedures for (i) the receipt, retention and treatment of complaints received by Aquila regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of Aquila of concerns regarding questionable accounting or auditing matters.

          (h)    Annual Performance Evaluation.    Conduct an annual performance evaluation by the Committee.

VI.    COMPENSATION

        Director's fees, including awards under equity based plans, must be the sole compensation a Committee member receives from Aquila, except that Committee members may receive pension or other deferred compensation for prior service. Director fees paid to Committee members may be different than those paid to other directors. At no time can Aquila compensate the Committee members for services as a consultant or a legal or financial advisor, regardless of the amount.

VII.    ADVISORS

        The Committee may engage independent counsel and other advisors as it determines necessary to carry out its duties. The Committee will receive funding it determines to be appropriate for payment of compensation to Aquila's independent auditor and any advisors retained by the Committee.

VIII.    REVIEW AND PUBLICATION

        This Charter will be made available on Aquila's website at www.aquila.com. The Committee must review and reassess the continued adequacy of this Charter at least annually.

AQUILA, INC.
PROXY/VOTING INSTRUCTION CARD

By signing this proxy card you are appointing Richard C. Green, Jr., Leslie J. Parrette and Rick J. Dobson as Proxies, with full power of substitution, to vote all shares of Aquila, Inc. common stock held by you on March 8, 2004, at Aquila's 2004 Annual Meeting of Shareholders on May 5, 2004, or at any adjournment or postponement of such meeting. They will vote your proxy exactly as you have indicated on the reverse side of this card. However, if you do not indicate on the reverse side of this card how you would like your shares to be voted, the proxy card will be voted FOR the election of the nominees for director and according to the discretion of the Proxies on any other matters that may properly come before the meeting.

Do you have any comments?

Has your address changed?

V    FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL    V

P R O X Y

AQUILA, INC. ANNUAL MEETING OF SHAREHOLDERS
May 5, 2004, 2:00 p.m.
Marriott Muehlebach
1213 Wyandotte Street
Kansas City, MO 64105

This proxy is being solicited by the Board of Directors for the Annual Meeting to be held on May 5, 2004.

        The shares will be voted at the Annual Meeting of Shareholders to be held at the Marriott Muehlbach, Kansas City, Missouri on May 5, 2004. If the meeting is postponed or adjourned, your appointed Proxies will vote your shares at the rescheduled or reconvened 2004 Annual Meeting.

Election of Directors, Nominees:

01) John R. Baker	03) Heidi E. Hutter
02) Irvine O. Hockaday, Jr.	04) Dr. Stanley O. Ikenberry

You are encouraged to mark your choices in the appropriate boxes on the reverse side of this proxy card. If you do not mark any boxes your vote will be voted in accordance with the Board of Directors' recommendation. However, the Proxies cannot vote your shares unless you sign and return this card or vote via telephone or the Internet as instructed on the front of your card.

AQUILA, INC.

C/O PROXY TABULATOR
P.O. BOX 8027
EDISON, NJ 08818-9332

Please follow the steps below to ensure that your proxy card is properly executed and returned in time to be counted:

If you are voting by mail:

1.
Mark your vote relating to the nominees for director in one of the three boxes to the right of "Election of Directors". If you wish to withhold authority to vote for any individual nominee, mark the "FOR ALL, EXCEPT" box, and write the name of each such nominee on the line provided.

2.
Sign and date this card at the bottom in the space provided, exactly as your name appears on this form above. Joint owners should each sign.

3.
Tear off at the perforation and mail the completed card with signature(s) in the enclosed reply envelope to: Proxy Tabulator, P.O. Box 8027, Edison, NJ 08818-9332.

As an alternative to returning your card by mail, we encourage you to take advantage of these two convenient ways to vote your shares. You may vote via the Internet or by using the telephone.

Voter Control Number

Your vote is important to us! Please vote immediately.

Vote-by-Internet		OR	Vote-by-Telephone
1.	Go to http://www.eproxyvote.com/ila.		1.	Dial 1-800-758-6973 using a touch-tone telephone.
2.	Please have this voting form in hand and follow the instructions when accessing the site.		2.	Please have this voting form in hand and follow the instructions you will hear.

If you choose to vote your shares via the Internet or telephone, there is no need for you to mail us your proxy card.

V    FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL    V

☒	Please mark votes as in this example.

This proxy when properly executed will be voted in the manner you direct below. If no direction is made, this proxy will be voted FOR the election of directors.

The Board of Directors recommends a vote FOR the election of directors.

AQUILA, INC.

1.	Election of Directors (see reverse)
			FOR	WITHHELD
		FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐
For all nominees except as written above
						Mark box at right if you plan to attend the Annual Meeting	☐
						Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

NOTE: Please sign exactly as the name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please show the applicable full title after your name.
Signature:	Date:	Signature:	Date:

QuickLinks

TABLE OF CONTENTS
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
COMMON QUESTIONS REGARDING OUR ANNUAL MEETING AND PROXY STATEMENT
DIRECTOR INFORMATION
STOCK OWNERSHIP INFORMATION
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
REPORT ON EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
EXECUTIVE AGREEMENTS
OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
RETIREMENT PLAN
PERFORMANCE GRAPH
CORPORATE GOVERNANCE
AUDIT COMMITTEE AND INDEPENDENT PUBLIC ACCOUNTANTS
OTHER INFORMATION
ITEMS FOR VOTE PROPOSAL 1 ELECTION OF DIRECTORS
  Appendix A